EXHIBIT 99.1

NEWS	FOR IMMEDIATE RELEASE

CORELOGIC REPORTS SECOND QUARTER 2010 NET INCOME OF

$24.4 MILLION, OR $0.22 PER SHARE, ON REVENUE OF $468 MILLION

PRE-TAX INCOME OF $9.3 MILLION; ADJUSTED PRE-TAX INCOME1 OF $69.2 MILLION;

ADJUSTED EBITDA1 OF $102.8 MILLION

•	Second quarter revenues totaled $468.3 million, compared to $448.2 million in the first quarter of 2010 and $499.9 million in the second quarter of 2009.

•	Second quarter adjusted revenues[1] totaled $480.9 million, compared to $461.8 million in the first quarter of 2010 and $527.0 million in the second quarter of 2009.

•	Growth in analytical and advisory services revenues led improved Data and Analytics segment financial results.

•	Growth in default and technology services revenues and stronger product margins contributed to improved profitability in the Business and Information Services segment.

•	Following a strategic review of the company’s businesses, management has determined to pursue monetization of the employer, investigative and litigation consulting business.

Santa Ana, Calif., August 5, 2010 – CoreLogic (NYSE:CLGX) today announced net income of $24.4 million for the quarter ended June 30, 2010 compared with $29.4 million in the first quarter of 2010 and $70.3 million in the second quarter of 2009. Earnings per share were $0.22, compared with $0.28 in the first quarter of 2010 and $0.75 in the second quarter of 2009.

GAAP financial reporting standards require the company’s financial results to include amounts associated with three items that do not reflect the company’s results of operations on a stand-alone basis: corporate expenses associated with the historical First American corporation, which totaled pre-tax $38.6 million in the quarter; and one-time costs which totaled pre-tax $7.3 million. In addition, the company recorded tax expense of $9.8 million in the quarter, which was affected by the items mentioned above as well as the spin-off transaction.

Anand Nallathambi, President and Chief Executive Officer, commented on the quarter: “As we expected, revenues and adjusted EBITDA across all of our business segments improved from the first quarter with the majority primarily coming from growth in analytical and advisory revenues in the risk and fraud businesses, and improved product mix in the default and technology services business. We expect that a successful sale of the employer, investigative and litigation consulting business will improve our business mix and provide sharpened focus on CoreLogic’s growth areas.”

1 This is a non-GAAP measure. For a discussion and reconciliation of non-GAAP measures to the GAAP equivalent, see page 7 and following.

Continuing on, Nallathambi added: “While we are cautious in our outlook for growth tied to mortgage originations, we expect that a shift towards generating revenues tied to more differentiated data, analytics and consultative business solutions will strengthen our results as we work through this period in the mortgage market.”

FINANCIAL SUMMARY

($ millions)	2Q10	1Q10	2Q09
Total revenue (excludes equity in earnings of affiliates)	$468.3	$448.2	$499.9
Business and Information Services	228.1	216.1	254.7
Data and Analytics	178.3	170.7	179.1
Employer, Legal and Marketing	66.1	61.0	70.4
Corporate and eliminations	(4.2)	0.4	(4.3)
Total operating expenses	$444.3	$429.8	$439.3
Business and Information Services	189.3	184.4	205.5
Data and Analytics	144.2	140.5	134.5
Employer, Legal and Marketing	69.6	63.2	69.2
Corporate and eliminations	41.2	41.8	30.2
Total pretax income / margin (%)	$9.3 / 2%	$15.1 / 4%	$53.4 / 11%
Business and Information Services	51.8 / 23%	42.7 / 20%	69.9 / 27%
Data and Analytics	35.2 / 20%	30.8 / 18%	46.4 / 26%
Employer, Legal and Marketing	(3.6) / (5)%	(2.6) / (4)%	1.1 / 2%
Corporate and eliminations	(74.1) / NM	(55.8) / NM	(64.1) / NM
Adjusted pretax income / margin (%)[2]	$69.2 / 14%	$55.3 / 12%	$97.1 / 18%
Business and Information Services	53.3 / 22%	43.0 / 19%	70.3 / 26%
Data and Analytics	35.3 / 20%	30.6 / 18%	44.5 / 25%
Employer, Legal and Marketing	1.2 / 2%	(2.4) / (4)%	1.1 / 2%
Corporate and eliminations	(20.6) / NM	(14.1) / NM	(18.8) / NM
Cash on balance sheet	$395	Intentionally left blank	Intentionally left blank
Total debt outstanding	$617	Intentionally left blank	Intentionally left blank

2 This is a non-GAAP measure. For a discussion and reconciliation of non-GAAP measures to the GAAP equivalent, see page 7 and following.

BUSINESS SEGMENT RESULTS 3

($ millions)	2Q10	1Q10	2Q09
Total adjusted revenue[4]	$480.9	$461.8	$527.0
Business and Information Services	242.4	227.1	273.6
Data and Analytics	179.8	171.0	179.4
Employer, Legal and Marketing	66.0	60.9	70.4
Corporate	(7.5)	3.1	3.6
Total adjusted EBITDA / margin (%)[4]	$102.8 / 21%	$90.0 / 19%	$132.5 / 25%
Business and Information Services	58.6 / 24%	48.3 / 21%	75.0 / 27%
Data and Analytics	49.5 / 28%	44.9 / 26%	58.5 / 33%
Employer, Legal and Marketing	7.0 / 11%	3.8 / 6%	7.4 / 10%
Corporate	(12.0) / NM	(6.9) / NM	(8.4) / NM

3 The discussion of segment financial results reflects the comparison of second quarter 2010 to the prior quarter’s results. The company believes that the year-over-year change in the mortgage origination market which resulted from the expiration of the homebuyer tax credit and other government programs had a greater impact on the underlying business and financial trends than typical seasonal fluctuations exhibited in certain of our businesses.

4 This is a non-GAAP measure. For a discussion and reconciliation of non-GAAP measures to the GAAP equivalent, see page 7 and following.

Buddy Piszel, Chief Financial Officer, commented on the quarter: “During the second quarter of 2010, CoreLogic benefited from improved business mix in our default businesses, a rebound in mortgage origination volumes and significant growth in higher-touch analytical and advisory services revenues within our Data and Analytics segment. In addition to rationalizing our business mix, we believe the monetization of the employer, investigative and litigation consulting business will strengthen our ability to pursue complementary acquisitions in growth segments and industry verticals.”

BUSINESS AND INFORMATION SERVICES

Adjusted EBITDA was $58.6 million, up 21% compared with the prior quarter, driven by higher adjusted revenues and margins in the default and technology services group and net volume-related adjusted revenue gains in the mortgage origination services group.

Adjusted revenue was $242.4 million, compared with $227.1 million in the prior quarter. Default and technology services adjusted revenues increased by 7% to $111.9 million. Mortgage origination services adjusted revenues increased by 6% to $130.4 million, as higher U.S. residential mortgage loan origination volumes led to increased adjusted revenues and equity in earnings contribution from our appraisal, flood zone certification and national joint ventures businesses. Adjusted revenue from our tax services business declined modestly in the second quarter, due mainly to a decline in the number of loans under tax service and a slower rate of deferred revenue recognition on loans under life-of-loan customer contracts.

Adjusted EBITDA margin was 24%, up from 21% in the prior quarter. Significantly all of this improvement was based in the default and technology services group, which increased to 24% from 19% as the growth in default services adjusted revenues improved our business mix and continued use of off-shoring and other cost containment efforts yielded improved results.

DATA AND ANALYTICS

Adjusted EBITDA was $49.5 million, up 10% compared with the prior quarter, driven by higher adjusted revenues and margins in the risk and fraud analytics group.

Adjusted revenue was $179.8 million, compared with $171 million in the prior quarter. Risk and fraud analytics adjusted revenues increased by 8% to $102.2 million, including a $2.7 million increase in analytical and advisory adjusted revenues connected to customized risk management solutions, client portfolio reviews and other recently introduced mortgage-related analytics products. Specialty finance adjusted revenues increased slightly, led by higher credit report volumes in our mortgage and automotive-related businesses and improved identity and privacy-related results.

Adjusted EBITDA margin was 28%, up from 26% in the prior quarter. Adjusted EBITDA margin in the risk and fraud analytics group increased to 33% from 30% reflecting growth in relatively high margin analytical and advisory adjusted revenues. Adjusted EBITDA margin in the specialty finance group declined slightly to 21% from 22% in the prior quarter.

EMPLOYER, LEGAL AND MARKETING SERVICES

Adjusted EBITDA was $7 million, up 84% compared with the prior quarter. Improvements were driven by higher adjusted revenues in the employer services business that more than offset declines in the marketing services business.

Adjusted revenue was $66.0 million, compared with $60.9 million in the prior quarter. Employer services revenues increased by 20% to $49.6 million, driven by a significant increase in the amount of international employment screening activity. Litigation and investigation support adjusted revenues were largely flat compared to the prior quarter, reflecting an improvement in adjusted revenues tied to background screening activities focused on hedge fund managers which was offset by declines in the litigation consulting adjusted revenues. Marketing services revenues declined by 30% to $8.4 million, primarily reflecting the impact of new regulations for on-line commerce.

Adjusted EBITDA margin was 11%, up from 6% in the prior quarter. Significantly all of this improvement resulted from improved adjusted revenues in the employer services business.

CORPORATE

Adjusted Corporate EBITDA was ($12.0) million, up from ($6.9) million compared with the prior quarter. Increased expenses were primarily associated with higher costs associated with being a standalone public company and the impact of foreign exchange rate movements on non-U.S. dollar expenses associated with our off-shore operations.

LIQUIDITY AND CAPITAL RESOURCES

As of June 30, 2010, CoreLogic had cash on balance sheet of $395 million, and total debt outstanding of $617 million, with $415 million available under the company’s credit facility.

Teleconference/Webcast

The CoreLogic management team will host a live webcast and conference call on Thursday, August 5, 2010, at 8:00 a.m. Pacific time (11:00 a.m. Eastern time) to discuss second quarter 2010 financial results. All interested parties are invited to listen to the live event via webcast on the CoreLogic website at http://investor.corelogic.com. The discussion is also available through dial-in number 1-866-383-8003 for U.S./Canada participants or 617-597-5330 for international participants using Conference ID 49824790.

A replay of the webcast will be available on the CoreLogic investor website for 30 days and also through the conference call number 1-888-286-8010 for U.S./Canada participants or 617-801-6888 for international participants using Conference ID 20280095.

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About CoreLogic

CoreLogic (NYSE:CLGX) is a leading provider of consumer, financial and property information, analytics and services to business and government. The company combines public, contributory and proprietary data to develop predictive and decision analytics and provide business services that bring dynamic insight and transparency to the markets it serves. CoreLogic has built the largest U.S. real estate, mortgage application, fraud, and loan performance databases and is a leading provider of mortgage and automotive credit reporting, property tax information, valuation, flood determination and geospatial analytics and services. More than one million users rely on CoreLogic to assess risk, support underwriting, investment and marketing decisions, prevent fraud, and improve business performance in their daily operations. Formerly the information solutions group of The First American Corporation, CoreLogic began trading under the ticker CLGX on the NYSE on June 2, 2010. The company, headquartered in Santa Ana, Calif., has more than 10,000 employees globally with 2009 revenues of $2 billion. For more information visit www.corelogic.com.

Web Site Disclosure

CoreLogic posts information of interest to investors at www.corelogic.com/investor.

Certain statements made in this press release are forward-looking statements within the meaning of the federal securities laws, including but not limited to those related to the company’s outlook and strategy for 2010, the potential monetization of the employer, investigative and litigation consulting businesses and the impact thereof, including the ability to pursue acquisitions. These forward-looking statements may contain the words “believe,” “anticipate,” “expect,” “plan,” “predict,” “estimate,” “project,” “will be,” “will continue,” “will likely result,” or other similar words and phrases. Risks and uncertainties exist that may cause results to differ materially from those set forth in these forward-looking statements. Factors that could cause the anticipated results to differ from those described in the forward-looking statements are set forth in our Current Report on Form 8-K filed on June 1, 2010 and Part I, Item 1A of our most recent Annual Report on Form 10-K, including but not limited to:

•	limitations on access to data from external sources, including government and public record sources;

•	changes in applicable government legislation and regulations affecting our customers or us, including with respect to consumer financial services and the use of public records and consumer data;

•	compromises in the security of our data transmissions, including the transmission of confidential information or systems interruptions;

•	difficult conditions in the mortgage and consumer credit industry, the state of the securitization market, increased unemployment and the economy generally;

•	our ability to bring new products to market and to protect proprietary technology rights;

•

our ability to identify purchasers and complete the sale of certain businesses on satisfactory terms or identify suitable acquisition targets, obtain necessary capital and complete such transactions on satisfactory terms;

•	our ability to realize the benefits of our off-shore strategy;

•	consolidation among our significant customers and competitors;

•	impairments in our goodwill or other intangible assets; and

•

the inability to realize the benefits of the spin-off transaction as a result of the factors described immediately above, as well as, among other factors, increased borrowing costs, competition between the resulting companies, increased operating or other expenses or the triggering of rights and obligations by the transaction or any litigation arising out of or related to the separation.

The forward-looking statements speak only as of the date they are made. The company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

Use of Non-GAAP Financial Measures

This press release contains certain financial measures that are not presented in accordance with generally accepted accounting principles (GAAP), including adjusted revenue which includes equity in earnings of affiliates; adjusted EBITDA and adjusted EBITDA margin which is adjusted to exclude historical corporate expense and other adjustments,adjusted pretax margin, which is adjusted to exclude net realized investment losses, employee separation costs and lease termination costs. Although these exclusions represent actual losses or expenses to the company, they may mask the periodic income and financial and operating trends associated with the company’s business. To compensate for the inherent limitations of these non-GAAP measures, the company uses them in conjunction with the corresponding GAAP measures.

The company is presenting these non-GAAP financial measures because the company believes that they provide the company’s management and investors with additional insight into the operational performance of the company relative to earlier periods. The company does not intend for these non-GAAP financial measures to be a substitute for any GAAP financial information. In this press release, these non-GAAP financial measures have been presented with, and reconciled to, the most directly comparable GAAP financial measures. Investors should use these non-GAAP financial measures only in conjunction with the comparable GAAP financial measures.

Media Contact:	Investor Contact:
Bob Visini Corporate Communications CoreLogic 415-536-3526	Dan Smith Investor Relations CoreLogic 703-610-5410

(Additional Financial Data Follows)

RECONCILIATION OF AS REPORTED TO AS ADJUSTED FINANCIAL RESULTS FOR CONSOLIDATED CORELOGIC, INC.

($ thousands)	2Q10 as adjusted	1Q10 as adjusted	2Q09 as adjusted
Net Income	$24,410	$29,417	$70,273
Less: Discontinued Operations	(25,496)	(18,811)	(33,342)
Plus: Noncontrolling Interests	9,035	9,222	18,863
Income Tax Provision*	15,458	7,709	23,820
Interest Expense	9,261	7,259	9,403
Depreciation & Amortization	31,864	30,500	32,322
Other Legacy FAC Corporate Costs	31,306	27,112	12,819
Other Adjustments	7,004	(3,085)	(1,676)
Adjusted EBITDA	$102,841	$89,323	$132,482

    *Includes income tax provision associated with equity in earnings of affiliates.

RECONCILIATION OF AS REPORTED TO AS ADJUSTED FINANCIAL RESULTS FOR CONSOLIDATED CORELOGIC, INC.

($ thousands)	2Q10 as reported	2Q10 historical corporate exp. and other adjustments	2Q10 reclass. of equity in earnings of affiliates	2Q10 as adjusted
Revenue	$468,279	($1,520)	$14,097	$480,856
Salaries and benefits	167,034	(4,671)	0	162,363
Other operating	245,433	(29,056)	0	216,377
Depr. and amort.	31,864	(2,228)	0	29,636
Total operating exp.	$444,331	($35,955)	$0	$408,376
Interest expense	9,120	(5,188)	0	3,932
Other income	(5,520)	6,245	0	725
Pre-tax income	$9,308	$45,868	$14,097	$69,273
Provision for Income Taxes	(9,819)		(5,639)	(15,458)
Equity in earnings of affiliates, net of tax	8,458		(8,458)	0
Income from Continuing Operations	$7,947			$7,947
Pre-tax margin	2%	$45,868*		14%
+ Adj. interest exp.				3,932
+ Adj. depr. and amort.				29,636
= Adj. EBITDA				$102,841
Adj. EBITDA margin				21%
* Includes loss related to closure of a national joint venture of $1,400, an adjustment related to sales tax exposure of $4,750, severance of $1,105 and legacy First American Corp. costs of $38,612.

RECONCILIATION OF AS REPORTED TO AS ADJUSTED FINANCIAL RESULTS FOR CONSOLIDATED CORELOGIC, INC.

($ thousands)	2Q09 as reported	2Q09 historical corporate exp. and other adjustments	2Q09 reclass. of equity in earnings of affiliates	2Q09 as adjusted
Revenue	$499,929	$7,835	$19,187	$526,951
Salaries and benefits	173,006	(6,342)	0	166,664
Other operating	233,977	(3,703)	0	230,274
Depr. and amort.	32,322	(723)	0	31,599
Total operating exp.	$439,305	($10,768)	$0	$428,537
Interest expense	7,677	(5,413)	0	2,264
Other income	440	(6,416)	6,940	964
Pre-tax income	$53,687	$17,600*	$26,127	$97,114
Provision for Income Taxes	(13,370)		(10,451)	(23,821)
Equity in earnings of affiliates, net of tax	15,676		(15,676)	0
Income from Continuing Operations	$55,693	$17,600		$73,293
Pre-tax margin	11%			18%
+ Adj. interest exp.				2,264
+ Adj. depr. and amort.				31,599
= Adj. EBITDA				$132,482
Adj. EBITDA margin				25%
* Includes $1,568 of net realized gains, severance of $6 and legacy First American Corp costs of $19,176.

RECONCILIATION OF AS REPORTED TO AS ADJUSTED FINANCIAL RESULTS FOR CONSOLIDATED CORELOGIC, INC.

($ thousands)	1Q10 as reported	1Q10 historical corporate exp. and other adjustments	1Q10 reclass. of equity in earnings of affiliates	1Q10 as adjusted
Revenue	$448,245	$2,678	$10,850	$461,773
Salaries and benefits	177,865	(16,228)	0	161,637
Other operating	221,478	(14,076)	0	207,402
Depr. and amort.	30,500	(535)	0	29,965
Total operating exp.	$429,843	($30,839)	$0	$399,004
Interest expense	5,692	(3,440)	0	2,252
Other income	2,449	(7,388)	1,255	(3,411)
Pre-tax income	$15,159	$29,569	$12,378	$57,106
Provision for Income Taxes	2,757		4,951	7,708
Equity in earnings of affiliates, net of tax	7,427		(7,427)	0
Income from Continuing Operations	$19,829	$29,569*		$49,398
Pre-tax margin	3%			12%
+ Adj. interest exp.				2,252
+ Adj. depr. and amort.				29,965
= Adj. EBITDA				$89,323
Adj. EBITDA margin				19%
*INCLUDES SEVERANCE OF $1,485, NET OF REALIZED GAINS OF $3,824 AND FIRST AMERICAN CORP. COSTS OF $31,907.

RECONCILIATION OF AS REPORTED TO AS ADJUSTED FINANCIAL RESULTS FOR BUSINESS AND INFORMATION SERVICES

($ thousands)	2Q10 as reported	2Q10 adjustments	2Q10 reclassification of equity in earnings of affiliates	2Q10 as adjusted
Revenue	$228,064	$0	$14,305	$242,369
Salaries and benefits	52,647	(29)	0	52,617
Other operating	131,346	0	0	131,346
Depr. and amort.	5,303	0	0	5,303
Total operating exp.	$189,296	($29)	$0	$189,266
Interest expense	0	0	0	0
Other income	13,068	1,400	(14,305)	163
Pre-tax income	$51,836	$1,429*	$0	$53,265
Pre-tax margin	23%			22%
+ Adj. interest exp.				0
+ Adj. depr. and amort.				5,303
= Adj. EBITDA				$58,568
Adj. EBITDA margin				24%
*Includes $1,400 loss closure of a national joint venture and severance of $29.

($ thousands)	2Q09 as reported	2Q09 adjustments	2Q09 reclassification of equity in earnings of affiliates	2Q09 as adjusted
Revenue	$254,718	$0	$18,885	$273,603
Salaries and benefits	53,433	0	0	53,433
Other operating	145,884	0	0	145,884
Depr. and amort.	6,205	0	0	6,205
Total operating exp.	$205,522	$0	$0	$205,522
Interest expense	(1,546)	0	0	(1,546)
Other income	19,222	377	(18,885)	715
Pre-tax income	$69,965	$377*	$0	$70,342
Pre-tax margin	27%			26%
+ Adj. interest exp.				(1,546)
+ Adj. depr. and amort.				6,205
= Adj. EBITDA				$75,001
Adj. EBITDA margin				27%
* Includes net realized losses of $377.

RECONCILIATION OF AS REPORTED TO AS ADJUSTED FINANCIAL RESULTS FOR BUSINESS AND INFORMATION SERVICES

($ thousands)	1Q10 as reported	1Q10 adjustments	1Q10 reclassification of equity in earnings of affiliates	1Q10 as adjusted
Revenue	$216,092	$0	$10,959	$227,052
Salaries and benefits	52,491	(317)	0	52,173
Other operating	126,600	0	0	126,600
Depr. and amort.	5,321	0	0	5,321
Total operating exp.	$184,411	($317)	$0	$184,094
Interest expense	0	0	0	0
Other income	11,024	(4)	(10,959)	60
Pre-tax income	$42,704	$313*	$0	$43,017
Pre-tax margin	20%			19%
+ Adj. interest exp.				0
+ Adj. depr. and amort.				5,321
= Adj. EBITDA				$48,339
Adj. EBITDA margin				21%
* Includes severance of $317 and net realized gains of $4.

RECONCILIATION OF AS REPORTED TO AS ADJUSTED FINANCIAL RESULTS FOR DATA AND ANALYTICS

($ thousands)	2Q10 as reported	2Q10 adjustments	2Q10 reclassification of equity in earnings of affiliates	2Q10 as adjusted
Revenue	$178,331	$0	$1,496	$179,827
Salaries and benefits	53,239	(134)	0	53,105
Other operating	77,753	0	0	77,753
Depr. and amort.	13,249	0	0	13,249
Total operating exp.	$144,242	($134)	$0	$144,108
Interest expense	975	0	0	975
Other income	2,067	0	(1,496)	571
Pre-tax income	$35,181	$134*	$0	$35,316
Pre-tax margin	20%			20%
+ Adj. interest exp.				975
+ Adj. depr. and amort.				13,249
= Adj. EBITDA				$49,540
Adj. EBITDA margin				28%
* Includes severance of $134.

($ thousands)	2Q09 as reported	2Q09 adjustments	2Q09 reclassification of equity in earnings of affiliates	2Q09 as adjusted
Revenue	$179,091	$0	$302	$179,394
Salaries and benefits	52,245	0	0	52,245
Other operating	69,170	0	0	69,170
Depr. and amort.	12,951	0	0	12,951
Total operating exp.	$134,366	$0	$0	$134,366
Interest expense	1,090	0	0	1,090
Other income	2,806	(1,951)	(302)	553
Pre-tax income	$46,441	($1,951)*	$0	$44,490
Pre-tax margin	26%			25%
+ Adj. interest exp.				1,090
+ Adj. depr. and amort.				12,951
= Adj. EBITDA				$58,531
Adj. EBITDA margin				33%
*Includes gain on acquisition of remaining interest in affiliate of $3,200, less net realized investment losses of $1,250.

RECONCILIATION OF AS REPORTED TO AS ADJUSTED FINANCIAL RESULTS FOR DATA AND ANALYTICS

($ thousands)	1Q10 as reported	1Q10 adjustments	1Q10 reclassification of equity in earnings of affiliates	1Q10 as adjusted
Revenue	$170,746	$0	$260	$171,006
Salaries and benefits	52,817	(462)	0	52,355
Other operating	74,190	0	0	74,190
Depr. and amort.	13,445	0	0	13,445
Total operating exp.	$140,453	($462)	$0	$139,991
Interest expense	852	0	0	852
Other income	1,405	(752)	(260)	393
Pre-tax income	$30,846	($290)*	$0	$30,556
Pre-tax margin	18%			18%
+ Adj. interest exp.				852
+ Adj. depr. and amort.				13,445
= Adj. EBITDA				$44,853
Adj. EBITDA margin				26%
* Includes severance of $462 and net realized gains of $752.

RECONCILIATION OF AS REPORTED TO AS ADJUSTED FINANCIAL RESULTS FOR EMPLOYER, LEGAL AND MARKETING SERVICES

($ thousands)	2Q10 as reported	2Q10 adjustments		2Q10 reclassification of equity in earnings of affiliates	2Q10 as adjusted
Revenue	$66,113	$0		($104)	$66,009

Salaries and benefits	24,524	(76)		0	24,448

Other operating	39,385	(4,750)		0	34,635

Depr. and amort.	5,689	0		0	5,689

Total operating exp.	$69,597	($4,826)		$0	$64,772

Interest expense	83	0		0	83

Other income	(7)	0		104	97

Pre-tax income	($3,574)	$4,826	*	$0	$1,252

Pre-tax margin	(5%)				2%
+ Adj. interest exp.					83
+ Adj. depr. and amort.					5,689
= Adj. EBITDA					$7,024
Adj. EBITDA margin					11%
*Adjustment primarily related to historical sales tax exposure $4,750.

($ thousands)	2Q09 as reported	2Q09 adjustments		2Q09 reclassification of equity in earnings of affiliates	2Q09 as adjusted
Revenue	$70,378	$0		$0	$70,378

Salaries and benefits	23,341	0		0	23,341

Other operating	39,782	0		0	39,782

Depr. and amort.	6,046	0		0	6,046

Total operating exp.	$69,169	$0		$0	$69,169

Interest expense	210	0		0	210

Other income	132	(3)		0	129

Pre-tax income	$1,130	($3)	*	$0	$1,127

Pre-tax margin	2%				2%
+ Adj. interest exp.					210
+ Adj. depr. and amort.					6,046
= Adj. EBITDA					$7,383
Adj. EBITDA margin					10%
* Includes net realized gains of $3.

RECONCILIATION OF AS REPORTED TO AS ADJUSTED FINANCIAL RESULTS FOR EMPLOYER, LEGAL AND MARKETING SERVICES

($ thousands)	1Q10 as reported	1Q10 adjustments	1Q10 reclassification of equity in earnings of affiliates	1Q10 as adjusted
Revenue	$60,997	$0	($96)	$60,901

Salaries and benefits	23,922	(265)	0	23,657

Other operating	33,230	0	0	33,230

Depr. and amort.	6,054	0	0	6,054

Total operating exp.	$63,206	($265)	$0	$62,941

Interest expense	68	0	0	68

Other income	(339)	0	96	(243)

Pre-tax income	($2,617)	$265	$0	($2,352)

Pre-tax margin	(4%)			(4%)
+ Adj. interest exp.				68
+ Adj. depr. and amort.				6,054
= Adj. EBITDA				$3,770
Adj. EBITDA margin				6%

RECONCILIATION OF AS REPORTED TO AS ADJUSTED FINANCIAL RESULTS FOR CORPORATE

($ thousands)	2Q10 as reported	2Q10 historical corp. expense	2Q10 adjustments	2Q10 as adjusted
Revenue	($4,229)	($3,315)	$0	($7,543)

Salaries and benefits	36,624	($3,566)	(865)	32,192

Other operating	(3,052)	(26,100)	0	(29,152)

Depr. and amort.	7,623	(2,228)	0	5,395

Total operating exp.	$41,196	($31,894)	($865)	$8,436

Interest expense, net	8,708	(5,188)	0	3,521

Other income	(20,001)	4,845	(14,097)	(1,059)

Pre-tax income	($74,134)	$38,612*	$14,963**	($20,559)

Pre-tax margin	NM			NM
+ Adj. interest exp.				3,124

+ Adj. depr. and amort.				5,395

= Adj. EBITDA				($12,040)

Adj. EBITDA margin				NM
* $38,612 Adjustment due to net corporate expense at historical First American Corp. **Includes severance expense of $865 and reclassification of equity in earnings.

($ thousands)	2Q09 as reported	2Q09 historical corp. expense	2Q09 adjustments	2Q09 as adjusted
Revenue	($4,258)	$7,835	$0	$3,577

Salaries and benefits	43,988	(6,348)	6	37,646

Other operating	(20,859)	(3,703)	0	(24,562)

Depr. and amort.	7,119	(723)	0	6,396

Total operating exp.	$30,248	($10,775)	$6	$19,480

Interest expense, net	9,210	(5,413)	0	3,797

Other income	(20,433)	(4,848)	(26,137)	856

Pre-tax income	($64,149)	$19,176*	($26,131)	($18,843)

Pre-tax margin	NM			NM
+ Adj. interest exp.				4,015

+ Adj. depr. and amort.				6,396

= Adj. EBITDA				($8,432)

Adj. EBITDA margin				NM
* $19,176 adjustment due to net corporate expense at historical First American Corp. and reclassification of equity in earnings.

RECONCILIATION OF AS REPORTED TO AS ADJUSTED FINANCIAL RESULTS FOR CORPORATE

($ thousands)	1Q10 as reported	1Q10 historical corp. expense	1Q10 adjustments	1Q10 as adjusted
Revenue	$409	$2,678	$0	$3,087

Salaries and benefits	48,635	($14,743)	(441)	33,451

Other operating	(12,542)	(14,076)	0	(26,617)

Depr. and amort.	5,679	(535)	0	5,144

Total operating exp.	$41,773	($29,354)	($441)	$11,978

Interest expense, net	5,326	(3,440)	0	1,886

Other income	(9,085)	(3,565)	(9,311)	(3,339)

Pre-tax income	($55,775)	$31,907*	($9,722)**	($14,146)

Pre-tax margin	NM			NM
+ Adj. interest exp.				2,079
+ Adj. depr. and amort.				5,144
= Adj. EBITDA				($6,893)
Adj. EBITDA margin				NM
*$31,904 Adjustment due to net corporate expense at historical First American Corp. **Includes severance expense of $441; gain on investment of $3,067

RECONCILIATION OF AS REPORTED TO AS ADJUSTED FINANCIAL RESULTS FOR MORTGAGE ORIGINATION SERVICES GROUP

($ thousands)	2Q10 as reported	2Q10 adjustments		2Q10 reclassification of equity in earnings of affiliates	2Q10 as adjusted
Revenue	$116,473	$0		$13,971	$130,444

Salaries and benefits	39,626	(11)		0	39,615

Other operating	58,772	0		0	58,772

Depr. and amort.	3,692	0		0	3,692

Total operating exp.	$102,090	($11)		$0	$102,079

Interest expense	0	0		0	0

Other income	12,733	1,400		(13,971)	162

Pre-tax income	27,116	$1,411	*	$0	$28,527

Pre-tax margin	23%				22%
+ Adj. interest exp.					0

+ Adj. depr. and amort.					3,692

= Adj. EBITDA					$32,219

Adj. EBITDA margin					25%
*Includes $1,400 loss closure of a national joint venture

($ thousands)	2Q09 as reported	2Q09 adjustments	2Q09 reclassification of equity in earnings of affiliates	2Q09 as adjusted
Revenue	$144,032	$0	$18,795	$162,827

Salaries and benefits	38,448	0	0	$38,448

Other operating	70,668	0	0	70,668

Depr. and amort.	4,267	0	0	4,267

Total operating exp.	$113,383	$0	$0	$113,383

Interest expense	(1,569)	0	0	(1,569)

Other income	19,131	377	($18,795)	713

Pre-tax income	$51,349	$377	0	$51,726

Pre-tax margin	36%			32%

+ Adj. interest exp.				(1,569)

+ Adj. depr. and amort.				4,267

= Adj. EBITDA				$54,424

Adj. EBITDA margin				33%

RECONCILIATION OF AS REPORTED TO AS ADJUSTED FINANCIAL RESULTS FOR MORTGAGE ORIGINATION SERVICES GROUP

($ thousands)	1Q10 as reported	1Q10 adjustments	1Q10 reclassification of equity in earnings of affiliates	1Q10 as adjusted
Revenue	$112,222	$0	$10,730	$122,953

Salaries and benefits	39,006	(192)	0	38,814

Other operating	56,032	0	0	56,032

Depr. and amort.	3,658	0	0	3,658

Total operating exp.	$98,696	($192)	$0	$98,504

Interest expense	0	0	0	0

Other income	10,795	(4)	(10,730)	60

Pre-tax income	$24,321	$188	$0	$24,509

Pre-tax margin	22%			20%
+ Adj. interest exp.				0
+ Adj. depr. and amort.				3,658
= Adj. EBITDA				$28,167
Adj. EBITDA margin				23%

RECONCILIATION OF AS REPORTED TO AS ADJUSTED FINANCIAL RESULTS FOR DEFAULT AND TECHNOLOGY SERVICES GROUP

($ thousands)	2Q10 as reported	2Q10 adjustments	2Q10 reclassification of equity in earnings of affiliates	2Q10 as adjusted
Revenue	$111,590	$0	$334	$111,924

Salaries and benefits	13,021	(18)	0	13,002

Other operating	72,574	0	0	72,574

Depr. and amort.	1,610	0	0	1,610

Total operating exp.	$87,205	($18)	$0	$87,187

Interest expense	0	0	0	0

Other income	335	0	(334)	0

Pre-tax income	$24,719	$18	$0	$24,738

Pre-tax margin	22%			22%
+ Adj. interest exp.				0

+ Adj. depr. and amort.				1,610

= Adj. EBITDA				$26,348

Adj. EBITDA margin				24%

($ thousands)	2Q09 as reported	2Q09 adjustments	2Q09 reclassification of equity in earnings of affiliates	2Q09 as adjusted
Revenue	$110,686	$0	$90	$110,776

Salaries and benefits	14,985	0	0	14,985

Other operating	75,215	0	0	75,215

Depr. and amort.	1,939	0	0	1,939

Total operating exp.	$92,139	$0	$0	$92,139

Interest expense	22	0	0	22

Other income	91	0	(90)	1

Pre-tax income	$18,616	$0	$0	$18,616

Pre-tax margin	17%			17%
+ Adj. interest exp.				22

+ Adj. depr. and amort.				1,939

= Adj. EBITDA				$20,577

Adj. EBITDA margin				19%

RECONCILIATION OF AS REPORTED TO AS ADJUSTED FINANCIAL RESULTS FOR DEFAULT AND TECHNOLOGY SERVICES GROUP

($ thousands)	1Q10 as reported	1Q10 adjustments	1Q10 reclassification of equity in earnings of affiliates	1Q10 as adjusted
Revenue	$103,870	$0	$229	$104,099

Salaries and benefits	13,484	(125)	0	13,359

Other operating	70,568	0	0	70,568

Depr. and amort.	1,663	0	0	1,663

Total operating exp.	$85,715	($125)	$0	$85,590

Interest expense	0	0	0	0

Other income	229	0	(229)	0

Pre-tax income	$18,384	$125	$0	$18,509

Pre-tax margin	18%			18%
+ Adj. interest exp.				0
+ Adj. depr. and amort.				1,663
= Adj. EBITDA				$20,172
Adj. EBITDA margin				19%

RECONCILIATION OF AS REPORTED TO AS ADJUSTED FINANCIAL RESULTS FOR RISK AND FRAUD ANALYTICS GROUP

($ thousands)	2Q10 as reported	2Q10 adjustments	2Q10 reclassification of equity in earnings of affiliates	2Q10 as adjusted
Revenue	$101,292	$0	$869	$102,161
Salaries and benefits	35,216	(7)	0	35,209
Other operating	34,141	0	0	34,141
Depr. and amort.	10,253	0	0	10,253
Total operating exp.	$79,610	($7)	$0	$79,604
Interest expense, net	953	0	0	953
Other income	1,440	0	(869)	571
Pre-tax income	$22,169	$7	$0	$22,175
Pre-tax margin	22%			22%
+ Adj. interest exp.				953
+ Adj. depr. and amort.				10,253
= Adj. EBITDA				$33,381
Adj. EBITDA margin				33%

($ thousands)	2Q09 as reported	2Q09 adjustments	2Q09 reclassification of equity in earnings of affiliates	2Q09 as adjusted
Revenue	$96,890	$0	$252	$97,142
Salaries and benefits	33,471	0	0	33,471
Other operating	29,398	0	0	29,398
Depr. and amort.	9,658	0	0	9,658
Total operating exp.	$72,527	$0	$0	$72,527
Interest expense	1,041	0	0	1,041
Other income	2,752	(1,954)	(252)	546
Pre-tax income	$26,074	($1,954)*	$0	$24,120
Pre-tax margin	27%			25%
+ Adj. interest exp.				1,041
+ Adj. depr. and amort.				9,658
= Adj. EBITDA				$34,819
Adj. EBITDA margin				36%
* Gain on acquisition remaining interest in investment in affiliate: $3,200 * Net realized investment losses: $1,246.

RECONCILIATION OF AS REPORTED TO AS ADJUSTED FINANCIAL RESULTS FOR RISK AND FRAUD ANALYTICS GROUP

($ thousands)	1Q10 as reported	1Q10 adjustments	1Q10 reclassification of equity in earnings of affiliates	1Q10 as adjusted
Revenue	$94,151	$0	$109	$94,260
Salaries and benefits	34,881	(133)	0	34,749
Other operating	31,660	0	0	31,660
Depr. and amort.	10,375	0	0	10,375
Total operating exp.	$76,915	($133)	$0	$76,783
Interest expense	845	0	0	845
Other income	1,254	(752)	(109)	393
Pre-tax income	$17,644	($619)	$0	$17,025
Pre-tax margin	19%			18%
+ Adj. interest exp.				845
+ Adj. depr. and amort.				10,375
= Adj. EBITDA				$28,245
Adj. EBITDA margin				30%

RECONCILIATION OF AS REPORTED TO AS ADJUSTED FINANCIAL RESULTS FOR SPECIALTY FINANCE SOUTIONS GROUP

($ thousands)	2Q10 as reported	2Q10 adjustments	2Q10 reclassification of equity in earnings of affiliates	2Q10 as adjusted
Revenue	$77,039	$0	$627	$77,666
Salaries and benefits	18,024	(128)	0	17,896
Other operating	43,612	0	0	43,612
Depr. and amort.	2,996	0	0	2,996
Total operating exp.	$64,632	($128)	$0	$64,504
Interest expense	22	0	0	22
Other income	627	0	(627)	0
Pre-tax income	$13,012	$128	$0	$13,140
Pre-tax margin	17%			17%
+ Adj. interest exp.				22
+ Adj. depr. and amort.				2,996
= Adj. EBITDA				$16,158
Adj. EBITDA margin				21%

($ thousands)	2Q09 as reported	2Q09 adjustments	2Q09 reclassification of equity in earnings of affiliates	2Q09 as adjusted
Revenue	$82,202	$0	$50	$82,252
Salaries and benefits	18,774	0	0	18,774
Other operating	39,772	0	0	39,772
Depr. and amort.	3,293	0	0	3,293
Total operating exp.	$61,839	$0	$0	$61,839
Interest expense	50	0	0	50
Other income	54	3	(50)	7
Pre-tax income	$20,367	$3	$0	$20,370
Pre-tax margin	25%			25%
+ Adj. interest exp.				50
+ Adj. depr. and amort.				3,293
= Adj. EBITDA				$23,713
Adj. EBITDA margin				29%

RECONCILIATION OF AS REPORTED TO AS ADJUSTED FINANCIAL RESULTS FOR SPECIALTY FINANCE SOUTIONS GROUP

($ thousands)	1Q10 as reported	1Q10 adjustments	1Q10 reclassification of equity in earnings of affiliates	1Q10 as adjusted
Revenue	$76,595	$0	$151	$76,746
Salaries and benefits	17,936	(329)	0	17,607
Other operating	42,531	0	0	42,531
Depr. and amort.	3,071	0	0	3,071
Total operating exp.	$63,537	($329)	$0	$63,208
Interest expense	7	0	0	7
Other income	151	0	(151)	0
Pre-tax income	$13,201	$329	$0	$13,530
Pre-tax margin	17%			18%
+ Adj. interest exp.				7
+ Adj. depr. and amort.				3,071
= Adj. EBITDA				$16,622
Adj. EBITDA margin				22%